Exhibit 10.2


                  GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.

                      6% SECURED NOTE DUE DECEMBER 1, 2001

No. 1                                                         September 28, 2001


         FOR VALUE RECEIVED, the undersigned, GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC. (herein called the "Company"), corporation duly organized and existing under the laws of the State of Florida, hereby promises to pay to 1STOPSALE.COM HOLDINGS, INC., a Delaware corporation (the "Lender"), or its registered assigns on December 1, 2001 (the "Maturity Date") the sum of the Principal Amount (as defined below), plus accrued and unpaid interest on the Principal Amount of this Note as of such date. The outstanding principal amount of this Note shall initially be the sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the "Principal Amount"). Interest will accrue on the unpaid Principal Amount, at the rate of 6% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the Maturity Date. If any Event of Default shall have occurred, to the extent permitted by law, from and including the date of such Event of Default to, but not including, the date such Event of Default is cured or waived, interest will accrue at the rate of 6% per annum (computed on the basis of a 360-day year of twelve 30-day months). If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a day other than a Business Day, such payment shall be due and payable on the next succeeding Business Day.

         Payments of principal of, and interest and premium on, this Note, are to be made in lawful money of the United States of America on the Maturity Date or earlier upon an Event of Default at 321 N. Kentucky Avenue, Suite 1, Lakeland, FL 33801 or such other address as the Lender notifies the Company not less than five business days prior to the date such payment is due.

         This Note is being issued pursuant to a Loan and Security Agreement, dated as of September 28, 2001 as amended (the "Loan Agreement"), between the Company and the Lender. Defined terms used herein which are defined in the Loan Agreement shall have the same meaning as such terms have in the Loan Agreement. This Note is entitled to the benefits of, and is subject to the terms contained in, the Loan Agreement. The provisions of the Loan Agreement are hereby incorporated in this Note to the same extent as if set forth at length herein.

         The Company may deem and treat the person in whose name this Note is registered as the holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, notwithstanding any notations of ownership or transfer hereon and notwithstanding that this Note is overdue, and the Company shall not be affected by any notice to the contrary until presentation of this Note for registration of transfer. This Note may be transferred or exchanged and, if lost, stolen, damaged or destroyed, this Note may be replaced, only in the manner and upon the conditions set forth in the Note Purchase Agreement.

         In case an Event of Default shall happen and be continuing, the principal amount of this Note, the premium, and all accrued interest may become or be declared due and payable only in the manner and with the effect provided in the Loan Agreement.

         In the event of a default other than for failure to pay, the Company shall have five (5) days to cure said default from the date Lender gives notice of such default.

         The indebtedness evidenced by this Note and the payment of the principal of (and premium, if any) and interest on, and other obligations in respect of, this Note, to the extent and in the manner provided in the Loan Agreement, are secured by a security interest in certain of the Company's assets and this Note is issued subject to the provisions of the Loan Agreement with respect thereto. The holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

         No reference herein and no provision of this Note or of the Loan Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, as prescribed herein and in the Loan Agreement, or to convert this Note as provided in the Loan Agreement.

         No service charge shall be made of any registration of transfer, exchange or conversion, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

                                    GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.



                                    By:    /s/ Richard E. Wiles
                                        ---------------------------------
                                        Richard E. Wiles, CEO


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